UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2013

NF ENERGY SAVING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50155	02-0563302
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

390 Qingnian Avenue, Heping District
Shenyang, P.R. China	110015
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (8624) 8563-1159

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 — Submission of Matters to a Vote of Security Holders

The 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of NF Energy Saving Corporation (the “Company”) was held on December 20, 2013.

The Company’s stockholders voted on four proposals as follows: to elect Company directors for the ensuing year (Proposal 1); to cast an advisory vote on a non-binding resolution to approve the compensation of the Company’s executive officers (Proposal 2); to cast an advisory vote on a non-binding resolution to recommend the frequency of future advisory votes on executive compensation (Proposal 3); and to ratify the selection by the Company’s Board of Directors of HKCMCPA Company Limited as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 (Proposal 4).

All nominees for election to the Board as Directors were elected to serve until the 2014 Annual Meeting of Stockholders and until their respective successors are elected and qualified, or until such director’s earlier death, resignation or removal. The stockholders approved Proposal 2, selected 3 years for Proposal 3 and ratified Proposal 4. The number of votes cast for, against or withheld and the number of abstentions and broker non-votes with respect to each Proposal is set forth below.

Proposal 1	Shares For	Shares Withheld	Broker Non-Votes
Gang Li	3,287,701	1,568	1,130,749
Lihua Wang	3,287,701	1,568	1,130,749
Mia Kuang Ching	3,287,701	1,568	1,130,749
Jianxin (Jason) Wang	3,287,701	1,568	1,130,749
Jiuding Yan	3,287,701	1,568	1,130,749

	Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
Proposal 2	3,269,194	19,230	845	1,130,749

	1 Year	2 Years	3 Years	Shares Abstaining	Broker Non-Votes
Proposal 3	32,305	1,178	3,253,582	2,204	1,130,749

	Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
Proposal 4	4,419,894	105	19	-0-

The Board of Directors has considered the stockholder vote regarding the frequency of advisory votes on executive compensation and determined that the Company will hold an advisory vote on its executive compensation every 3 years until the next vote by the Board on frequency, which will be no later than the Company’s Annual Meeting of Stockholders in 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NF ENERGY SAVING CORPORATION
Date: December 21, 2013	By:	/s/ Gang Li
Gang Li,
President and Chief Executive Officer